Exhibit 10.1

                               OREGON STEEL MILLS
           2004 Annual Incentive Plan Bonus - Named Executive Officers

               Approved by the Board of Directors February 3, 2005

                                                                                          Total Bonus
                                                       Bonus Earned      Add'l Bonus       Approved
                                                       under AIP /1/     Approved /2/    2 X Target /3/
                                                       -------------    -------------    --------------
James E. Declusin       President & CEO                $     525,000    $     175,000    $      700,000
L. Ray Adams            VP, Finance & CFO              $     210,000    $      70,000    $      280,000
Robert A. Simon         VP, GM - RMSM                  $     132,000    $      44,000    $      176,000
Steven M. Rowan /4/     VP, Materials & Transp         $     120,000    $           0    $      120,000
Jennifer R. Murray      VP, Admin & Secretary          $      93,500    $      31,150    $      124,650

/1/ Bonus earned under the 2004 Annual Incentive Plan, calculated at 1.5 times the established target bonus amount
/2/ Additional bonus approved by the Board of Directors in recognition of extraordinary performance.
/3/ Total bonus approved equals 2.0 times the established target bonus amount. /4/ Mr. Rowan retired on December 31, 2004